UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

AIS Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55769	000-90019
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2-5-16-701, Shirogane, Minato-ku, Tokyo, 108-0072, Japan	108-0072
(address of principal executive offices)	(zip code)

+81-3-6277-0150
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 25, 2017, AIS Holdings Group, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Takehiro Abe. Pursuant to this Agreement, on October 25, 2017 Takehiro Abe transferred to AIS Holdings Group, Inc., 100 shares of the common stock of AIS Japan Co., Ltd.., a Japan corporation (“AIS Japan”), which represents all of its issued and outstanding shares, in consideration of 1,000,000 JPY.

Following the effective date of the share purchase transaction above on October 25, 2017, AIS Holdings Group, Inc. gained a 100% interest in the issued and outstanding shares of AIS Japan’s common stock and AIS Japan became a wholly owned subsidiary of AIS Holdings Group, Inc. AIS Holdings Group, Inc. is now the controlling and sole shareholder of AIS Japan.

A copy of the Stock Purchase Agreement is attached hereto and is hereby incorporated by this reference. All references to the Stock Purchase Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective October 25, 2017, “the Company”, AIS Holdings Group, Inc., and Mr. Takehiro Abe consummated a Stock Purchase Agreement for AIS Japan Co., Ltd., and AIS Japan became a 100% wholly-owned subsidiary of the Company.

Overview of AIS Japan

AIS Japan was incorporated on May 6, 2016 pursuant to the Japanese Companies Act with the name of White Fox Marketing Co., Ltd. On September 7, 2017, the company name was changed to AIS Japan Co., Ltd. Currently, Mr. Takehiro Abe is the sole director and officer. The address of the head office is 2-5-16, Shirogane, Minato-ku, Tokyo, Japan.

As of October 26, 2017, AIS Japan has not yet commenced and material operations and has no assets.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

On behalf of AIS Holdings Group, Inc., our financials for the nine months ended December 31, 2017 will be consolidated and will include those of our new, wholly owned subsidiary AIS Japan.

EXHIBITS TO FORM 8-K

Exhibit Number	Description of Exhibit
10.1	Stock Purchase Agreement (1)
99.1	Resolution Approving Acquisition (1)

(1) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIS Holdings Group, Inc.

Dated: October 26, 2017

By: /s/ Takehiro Abe

Takehiro Abe

President and Director